UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2024

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, Irina Pestrikova notified ENDRA Life Sciences Inc. (“ENDRA” or the “Company”) of her resignation as the Company’s Senior Director, Finance, effective August 7, 2024.  Ms. Pestrikova’s resignation is not in connection with any disagreement relating to the Company’s operations, policies, or practices. Ms. Pestrikova may provide consulting services to the Company after her resignation, as desired and agreed to between Ms. Pestrikova and Company management, in order to assist with the transitional matters.

On August 8, 2024, the Company’s Board of Directors (the “Board of Directors”) appointed Richard Jacroux as Head of Finance. Mr. Jacroux will serve as the Company’s principal financial officer in such role.

Mr. Jacroux, age 57, has been a consultant for the Company since March 2024. Mr. Jacroux has over 20 years of experience in financial management and accounting. Mr. Jacroux began his career at Ernst & Young LLP and has held the role of Chief Financial Officer at several technology companies, including IUNU and Buddy Platform, Ltd. Mr. Jacroux is the founder of Impact Solve, LLC, an accounting and fractional chief financial officer service firm. In addition, he is an adjunct professor in the Business Department at the University of Washington. Mr. Jacroux received a BA in business administration and accounting from the University of Washington, and an MBA from the Kellogg School of Management. Mr. Jacroux receives a base monthly fee of $8,650 plus expenses in respect of his services to the Company.

There are no family relationships between Mr. Jacroux and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2024 Annual Meeting of the Company’s Stockholders held on August 6, 2024 (the “Annual Meeting”), the Company’s stockholders approved and adopted a Certificate of Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Company’s common stock, par value $0.0001 (the “Common Stock”), from 80,000,000 shares to 1,000,000,000 shares (the “Charter Amendment”). The Charter Amendment was filed with the Secretary of State of the State of Delaware on August 8, 2024 and was effective upon filing.

This above description is a summary of the Charter Amendment and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 25, 2024, are as follows:

Proposal 1 – The Company’s stockholders elected the five directors nominated by the Company’s Board of Directors to serve until the next annual meeting of stockholders and the election of their successors:

	For	Withheld	Broker Non-Votes
Francois Michelon	11,504,116	1,473,189	14,685,263
Louis J. Basenese	11,417,842	1,559,463	14,685,263
Anthony DiGiandomenico	11,391,809	1,585,496	14,685,263
Michael Harsh	11,404,110	1,573,195	14,685,263
Alexander Tokman	11,614,570	1,362,735	14,685,263

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Proposal 2 – The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
9,527,006	3,363,535	86,764	14,685,263

Proposal 3 – The Company’s stockholders approved the issuance of shares of Common Stock, upon the exercise of certain warrants issued in the Company’s registered public offering that closed on June 5, 2024, and certain adjustment provisions included in such warrants:

For	Against	Abstain	Broker Non-Votes
9,476,409	3,455,013	45,883	14,685,263

Proposal 4 – The Company’s stockholders approved the Charter Amendment to increase the authorized number of shares of Common Stock from 80,000,000 shares to 1,000,000,000 shares:

For	Against	Abstain	Broker Non-Votes
8,718,055	4,235,340	23,910	14,685,263

Proposal 5 – The Company’s stockholders approved a Certificate of Amendment to the Certificate of Incorporation to effect a reverse stock split of the shares of the Common Stock at a stock split ratio between 1-for-20 and 1-for-50, inclusive (the “Reverse Stock Split”), with the ultimate ratio to be determined by the Company’s Board of Directors in its sole discretion:

For	Against	Abstain
20,924,186	6,631,019	107,636

Proposal 6 – The Company’s stockholders ratified the appointment of RBSM LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain
26,096,855	1,335,168	230,545

Item 8.01 Other Events.

On August 8, 2024, following the Annual Meeting, the Board of Directors approved a ratio of 1-for-50 for the Reverse Stock Split.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, effective August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
August 9, 2024
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer

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